UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On March 13, 2006, Greens Worldwide Incorporated (“GRWW”) entered into an Agreement for the Exchange of Common Stock (“Agreement”) with New England Pro Golf, Inc., d/b/a Cleveland Golf Tour (“CGT”), a company engaged in the management and production of golf events in the Northeast area of the United States.  The transaction closed on March 31, 2006.  Under the terms of the Agreement, (heretofore filed on March 17, 2006 as an Exhibit to Form 8-K with date of report of March 15, 2006), GRWW purchased 100% of the common stock of CGT for restricted common stock of GRWW valued by the parties at $1,450,000 with $250,000 stock value held by the Transfer Agent until CGT completes an audit.  Schedule 6(i)(1) details the issuance of stock of GRWW to CGT.

EXHIBITS

Exhibit Number	Description
10.1	Schedule 6(i)(1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

Greens Worldwide Incorporated

/s/

R. Thomas Kidd

By: ____________________________________

R. Thomas Kidd, President & CEO

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